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                                                                    EXHIBIT 99.1

[IBIS LOGO]

NEWS RELEASE

COMPANY CONTACT:                                     AGENCY CONTACT:

Debra L. Nelson                                      Bill Monigle
Chief Financial Officer                              IR/PR Counsel
Ibis Technology Corporation                          For Ibis Technology
Phone: (978) 777-4247                                Phone: (603) 424-1184

FOR RELEASE FEBRUARY 20, 2002, 4:00 P.M. EST

                  IBIS TECHNOLOGY ANNOUNCES FOURTH QUARTER AND
                            FISCAL YEAR 2001 RESULTS

DANVERS, Mass., Feb. 20, 2002--Ibis Technology Corporation (Nasdaq: IBIS), the leading provider of SIMOX-SOI implantation equipment and SIMOX-SOI wafers to the worldwide semiconductor industry, today announced its financial results for the fourth quarter and fiscal year ended December 31, 2001.

Total revenues for the fourth quarter were $1,533,000, up six percent compared to total revenue of $1,444,000 in the third quarter of 2001, and down 62 percent compared to $3,994,000 reported in the fourth quarter of 2000. Net loss for the fourth quarter of 2001 was $3,356,000, or $0.40 per share, compared to a net loss of $2,405,000, or $0.29 per share, including non-recurring other income of approximately $1,400,000, in the preceding quarter, and a net loss of $309,000, or $0.04 per share, in the similar period a year ago.

Fiscal 2001 revenues totaled $7,434,000 compared to $14,475,000 for fiscal year 2000. The net loss for fiscal year 2001 was $9,595,000, or $1.15 per share, compared to net loss of $1,502,000, or $0.18 per share for fiscal 2000. Wafer sales decreased 34% from the prior year and there were no revenues from implanter sales in fiscal year 2001.

"While we remain cautious in our outlook for the near term, we are encouraged that virtually all of the major microprocessor manufacturers are either already producing products based on SOI wafers or have announced plans to adopt SOI technology within the next several years," said Martin J. Reid, president and chief executive officer of Ibis Technology Corporation. "Recognizing this trend, we have worked diligently during this downturn to position Ibis with the latest technology and manufacturing expertise to meet an expected market growth."

"As planned, qualification of our Advantox(R) MLD wafers by one of our largest customers is nearing completion, and we expect to slowlY ramp wafer shipments to them. Other chipmakers are qualifying our Advantox MLD products for their use, as well," said Reid. "In addition, our new oxygen implanter, the Ibis 2000, is proceeding through internal qualification and is already implanting 300-millimeter wafers.



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Being able to demonstrate our capability to produce quality 300-millimeter
SIMOX-SOI wafers is critically important. We have already received orders for 300mm SIMOX wafers from two key customers and shipments begin this month. Overall, we believe that, even though the global semiconductor industry has not yet demonstrated a return to growth, the demand for our SIMOX-SOI wafers will continue to increase, and that we are well positioned to take advantage of this expected growth."

TELECONFERENCE AND SIMULTANEOUS WEBCAST
Ibis will host a teleconference to discuss its fourth quarter results on February 20, 2002 at 5:00 p.m. EDT. The dial in number to listen to the conference call is (913) 981-5509. A live webcast of the conference call will be available at the Ibis Technology website at www.ibis.com or at www.streetevents.com. A replay of the call will be available on these websites for approximately one week.

ABOUT IBIS TECHNOLOGY
Ibis Technology Corporation is the leading provider of SIMOX-SOI
(Separation-by-Implantation-of-Oxygen Silicon-On-Insulator) wafers and equipment for the worldwide semiconductor industry. The company is headquartered in Danvers, Massachusetts and maintains an office in Aptos, California. Ibis Technology is traded on the Nasdaq National Market under the symbol IBIS. Information about Ibis Technology Corporation and SIMOX-SOI is available on Ibis' World Wide Web site at WWW.IBIS.COM.

"SAFE HARBOR" STATEMENT
This release may contain forward-looking statements that are subject to certain risks and uncertainties including statements regarding the adoption of SOI technology by the major microprocessor manufacturers, the expected ramp of wafer shipments, the ability and timing of the Company to demonstrate 300-mm capability, and the anticipated increase in demand for the Company's SIMOX-SOI wafers. Such statements are based upon management's current expectations that are subject to risks and uncertainties that could cause actual results to differ materially from those set forth in or implied by forward-looking statements, including, but not limited to, product demand and market acceptance risks, general economic conditions, the impact of competitive products, technologies and pricing, the impact of rapidly changing technology, equipment capacity and supply constraints or difficulties, limitations on the ability to protect the Company's patents and proprietary technology, the Company's limited history with regard to sales of implanters, the cyclical nature of the semiconductor industry, and other risks described in the Company's Securities and Exchange Commission filings. All information set forth in this press release is as of February 20, 2002, and Ibis undertakes no duty to update this information unless required by law.

                           - FINANCIAL TABLES FOLLOW -


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IBIS TECHNOLOGY CORPORATION

                       CONDENSED STATEMENTS OF OPERATIONS

                                                 4TH QUARTER ENDED                    YEAR ENDED
                                                    DECEMBER 31,                      DECEMBER 31
                                                    ------------                      -----------
                                                 2001           2000              2001           2000
                                                 ----           ----              ----           ----
                                                                     (UNAUDITED)
Product sales                             $   1,230,000     $ 3,021,000    $   5,391,000   $   8,173,000
Contract and other revenue                       40,000         151,000          518,000         532,000
Equipment revenue                               263,000         822,000        1,525,000       5,770,000
                                           ------------     -----------    -------------    ------------
  Total revenue                               1,533,000       3,994,000        7,434,000      14,475,000
                                           ------------     -----------    -------------     -----------
Cost of product sales                         2,335,000       2,135,000        8,210,000       5,824,000
Cost of contract and other revenue               24,000         110,000          376,000         388,000
Cost of equipment revenue                       196,000         432,000        1,502,000       3,482,000
                                           ------------     -----------    -------------    ------------
  Gross profit                               (1,022,000)      1,317,000       (2,654,000)      4,781,000
                                           ------------     -----------    -------------    ------------
General & administrative                        633,000         497,000        2,273,000       1,998,000
Marketing & sales                               412,000         384,000        1,813,000       1,640,000
Research & development                        1,403,000       1,234,000        5,119,000       4,587,000
                                           ------------     -----------    -------------    ------------
  Loss from operations                       (3,470,000)       (798,000)     (11,859,000)     (3,444,000)
Other income                                    114,000         489,000        2,264,000       1,942,000
                                           ------------     -----------    -------------    ------------
Net loss                                   $ (3,356,000)     $ (309,000)    $ (9,595,000)   $ (1,502,000)
                                           -----------      ----------     -------------    -------------
Net loss per share
  Basic                                    $      (0.40)    $     (0.04)    $      (1.15)   $      (0.18)
  Diluted                                  $      (0.40)    $     (0.04)    $      (1.15)   $      (0.18)
Weighted average number of shares
 used in per share calculation
  Basic                                       8,398,155       8,327,269        8,378,262       8,285,893
  Diluted                                     8,398,155       8,327,269        8,378,262       8,285,893


                            CONDENSED BALANCE SHEETS

                                                           DECEMBER 31, 2001       DECEMBER 31, 2000
Assets
Current assets:
   Cash and cash equivalents                                  $  13,088,000         $  26,366,000
   Accounts receivable                                            5,766,000             1,210,000
   Unbilled revenue                                                      --               511,000
   Inventories                                                    1,536,000            10,933,000
   Deferred costs                                                 2,474,000                    --
   Other current assets                                             210,000               326,000
                                                              -------------         -------------
      Current assets                                             23,074,000            39,346,000
Property and equipment                                           29,742,000            14,542,000
Other assets                                                      2,104,000             2,411,000
                                                              -------------         -------------
      Total assets                                            $  54,920,000         $  56,299,000
                                                              =============         =============





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
Liabilities and Stockholders' Equity
Current liabilities:
   Capital lease obligation, current                          $   1,503,000         $      12,000
   Accounts payable and other current liabilities                10,339,000             6,749,000
                                                              -------------         -------------
      Current liabilities                                        11,842,000             6,761,000
Capital lease obligation, long-term                               2,718,000                19,000
Other liabilities                                                        --                    --
Stockholders' equity                                             40,360,000            49,519,000
                                                              -------------         -------------
   Total liabilities and stockholders' equity                 $  54,920,000         $  56,299,000
                                                              =============         =============

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